UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2013

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(678) 319-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 9, 2013, Infor, Inc. (the “Company” or “Infor”) held a conference call with certain banks and other financial institutions who are existing and potential lenders. During this call Charles Phillips, the Company’s Chief Executive Officer, disclosed Infor’s anticipated pro forma license revenue growth for the second quarter of fiscal 2014 ended November 30, 2013. The Company estimates that pro forma license revenue growth for the second quarter will be approximately 8%-9% compared to the similar period last year.

The Company’s pro forma license revenue includes adjustments to increase license revenues for revenue that would have been recognized had the Company not adjusted acquired deferred revenue in conformity with accounting principles generally accepted in the United States (GAAP). Infor’s GAAP license revenue growth for the second quarter of fiscal 2014 is estimated to be approximately 11%-12% compared to the similar period last year.

The information provided in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: December 9, 2013	By:	/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
Senior Vice President and General Counsel

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